Delaware	PAGE 1
The First State

    I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "LUCAS PUBLICATIONS, INC. ", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A. D. 2008, AT 12:50 O'CLOCK P.M.
    A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 6572878
DATE: 05-06-08

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:                      That at a meeting of the Board of Directors of Lucas Publications, Inc.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable· and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth” so that, as amended, said Article shall be and read as follows:

The total number of shares which this corporation is authorized to issue is 100,000,000 shares of common stock with a par value of $0.0001 per share.

SECOND:                  That thereafter, pursuant to resolution of its Board of Directors, a. special meeting of the stockholders of said corporation was duly called and had upon notice in accordance with Section. 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment

THIRD:                      That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 6th day of May 2008.

By: /s/ Alex Lucas
Title: President
Name: Alex Lucas